PERRITT FUNDS, INC.
THIRD AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of the 28th day of February, 2013, to the Transfer Agent Servicing Agreement dated as of February 1, 2009, as amended March 23, 2011 and August 1, 2012 (the "Agreement"), is entered into by and between Perritt Funds, Inc. a Maryland corporation (the "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, an agreement and reorganization (the “Reorganization Agreement”) between the Company and Perritt Micro Cap Opportunities Fund, Inc., was made as of February 28, 2013; and

WHEREAS, as part of the Reorganization Agreement, the Company and Perritt MicroCap Opportunities Fund, Inc. desire to add the Perritt MicroCap Opportunities Fund to the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PERRITT FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Mark J. Buh	By: /s/ Michael R. McVoy

Printed Name: Mark J. Buh	Printed Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

Perritt Funds, Inc.	1

Amended Exhibit A to the Transfer Agent Servicing Agreement – Perritt Funds, Inc.

Separate Series of Perritt Funds, Inc.

Name of Series
Perritt Ultra MicroCap Fund
Perritt MicroCap Opportunities Fund

Perritt Funds, Inc.	2

Amended Exhibit C to the Transfer Agent Servicing Agreement – Perritt Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective August 1, 2012 through July 31, 2015
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
 No-Load  - $[   ] / open direct account
 No-Load  - $[   ]/ open level [   ] account
 No-Load - $[   ]/closed Account
   Annual Minimum - $[   ]
   Annual Minimum on Institutional Class - $[   ]

   Telephone Calls - $[   ]/Minute
 Daily Valuation Trades - $[   ]/trade
 Omnibus Account Transactions
        $[   ] each – first [   ] transactions
        $[   ] each – next [   ] transactions
        $[   ] each – next [   ] transactions
        $[   ] each – next [   ] transactions
        $[   ] each – balance of transactions

 CCO Support Services - $[   ] per year($[   ]/ year once all funds are placed in the Perritt Funds)

 Lost Shareholder Search - $[   ] /search
 AML Base Service (excl Level 3 accounts)
[   ]- [   ] accounts - $[   ]/year
[   ]-[   ] accounts - $[   ]/year
[   ]-[   ] accounts - $[   ]/year
[   ]+ accounts - $[   ]/year
 AML New Account Service - $[   ]/new domestic accounts and $[   ]/new foreign account
 ACH/EFT Shareholder Services:
$[   ]/month/fund group
$[   ]/ACH item, setup, change
$[   ]/correction, reversal

Out-of-pocket Costs - Including but not limited to:
 Telephone toll-free lines, call transfers, etc.
 Mailing, sorting and postage
 Stationery, envelopes
 Programming, special reports
 Insurance, record retention, microfilm/fiche
 Proxies, proxy services
 ACH fees, NSCC charges
 Disaster Recovery – per open account
 CBRS
 All other out-of-pocket expenses

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
 $[   ]/qualified plan acct (Cap at $[   ]/SSN)
 $[   ]/Coverdell ESA acct (Cap at $[   ]/SSN)
 $[   ]/transfer to successor trustee
 $[   ]/participant distribution (Excluding SWPs)
 $[   ]/refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
 $[   ]/outgoing wire transfer
 $[   ]/overnight delivery
 $[   ]/telephone exchange
 $[   ]/return check or ACH
 $[   ]/stop payment
 $[   ]/research request per account (Cap at $[   ]/request) (For requested items of the second calendar year [or previous] to the request)
Technology Charges
1.   NSCC Service Interface – All NSCC Services
 Setup - $[   ] /fund group

2.   Telecommunications and Voice Services
 Service Setup - $[   ] ATT transfer connect
 VRU Setup - $[   ] /fund group

3. Fund Group Setup (first class) - $[   ]/fund group
4.   Fund Setup - $[   ] /fund/class (beyond first class)
5.   Development/Programming - $[   ]/hour
6. File Transmissions – subject to requirements
7. Selects - $[   ] per select, plus $[   ] /Excel
8. Extraordinary services – charged as incurred
 Conversion of Records (if necessary) – Estimate to be provided.
 Custom processing, re-processing
 All other extraordinary services

9.
*Subject to annual CPI increase (started August 2004), Milwaukee MSA.
Fees are billed monthly.

Perritt Funds, Inc.	3

Amended Exhibit C (continued) to the Transfer Agent Service Agreement – Perritt Funds, Inc.

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪  FAN Web Select (Fund Groups under [   ] open accounts)
        − Implementation - $[   ]/fund group – includes up to [   ] hours of technical/BSA support
        − Annual Base Fee - $[   ]/year
▪  FAN Web Direct (API) – Quoted Separately
▪  Customization - $[   ]/hour
▪  Activity (Session) Fees:
         − Inquiry - $[   ]/event
         − Account Maintenance - $[   ]/event
         − Transaction – financial transactions, reorder statements, etc. - $[   ] /event
▪  Strong Authentication:
        − $[   ]/month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[   ] /statement
▪  Document Consent Processing, Suppression, and Notification - $[   ] /suppressed statement
▪  Development & Implementation of Electronic Confirm Statements - $[   ] initial setup fee
Note: Quarterly minimum fee of $[   ].

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[   ] /statement
▪  Document Consent Processing, Suppression, and Notification - $[   ] /suppressed statement
▪  Development & Implementation of Electronic Investor Statements - $[   ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[   ] /statement
▪  Document Consent Processing, Suppression, and Notification - $[   ] /suppressed statement
Development & Implementation of Electronic Tax Statements – $[   ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪  Document Loading, Storage, and Access
▪  Document Consent Processing, Suppression, and Notification - $[   ] /suppressed statement
▪  Development & Implementation of Electronic Compliance Documents - $[   ] initial setup fee
       Note: Annual compliance minimum fee of $[   ].

FAN Web Transaction Fees
▪  View Consent Enrollment - $[   ] /transaction
▪  Consent Enrollment - $[   ] /transaction
▪  View Statements - $[   ] /view

Perritt Funds, Inc.	4

Amended Exhibit C (continued) to the Transfer Agent Service Agreement – Perritt Funds, Inc.

Literature Fulfillment Services*

Account Management
      $[   ]/month (account management, lead reporting and database administration)

Out-of-Pocket Expenses
      Kit and order processing expenses, postage, and printing

Inbound Teleservicing Only
     Account Management - $[   ]/month
     Call Servicing - $[   ]/minute

Lead Conversion Reporting (Closed Loop)
     Account Management - $[   ]/month
     Database Installation, Setup - $[   ]/fund group
     Specialized Programming – (Separate Quote)*

*Fees exclude postage and printing charges.

Perritt Funds, Inc.	5